Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BofI Holding, Inc.
San Diego, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated August 28, 2014, relating to the consolidated financial statements, the effectiveness of BofI Holding, Inc.’s internal control over financial reporting, and schedules of BofI Holding, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Diego, California

February 19, 2015